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                                                                  EXHIBIT 10.19


                CONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE


     FOR AND IN CONSIDERATION OF the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid or delivered to the undersigned STANLEY STAHL, an individual resident of the State of New York (hereinafter referred to as "Guarantor"), the receipt and sufficiency whereof are hereby acknowledged by Guarantor, and for the purpose of seeking to induce THE FIRST NATIONAL BANK OF BOSTON ("FNBB"), a national banking association, and WELLSFORD REAL PROPERTIES, INC., a Maryland corporation ("Wellsford"; FNBB and Wellsford are hereinafter referred to collectively as "Lender," which term shall also include each other Lender which may now or hereafter become party to the "Credit Agreement" (as hereinafter defined) and shall also include any party acting as Agent for all of the Lenders), to extend credit or otherwise provide financial accommodations to PAMC CO-MANAGER INC., a Delaware corporation (hereinafter referred to as "Co-Manager"), and PARK AVENUE FINANCING COMPANY, LLC, a Delaware limited liability company (hereinafter referred to as "Holding Company"; Co-Manager and Holding Company are hereinafter referred to collectively as "Borrower"), which extension of credit and provision of financial accommodations will be to the direct interest, advantage and benefit of Guarantor, Guarantor does hereby absolutely and irrevocably guarantee to Lender, subject to the terms of Paragraph 26, below:

     (a) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of that certain Note (hereinafter referred to as the "FNBB Note") of even date herewith made by Borrower to the order of FNBB in the principal face amount of Sixty Million and No/100 Dollars ($60,000,000.00), together with interest as provided in the FNBB Note, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof; and

     (b) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of that certain Note (hereinafter referred to as the "Wellsford Note") of even date herewith made by Borrower to the order of Wellsford in the principal face amount of Twenty Million and No/100 Dollars ($20,000,000.00), together with interest as provided in the Wellsford Note, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof; and

     (c) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of each other note as may be issued under that certain Credit Agreement dated of even date herewith (hereinafter referred to as the "Credit Agreement") between Borrower, FNBB, for itself and as agent, and Wellsford, together with interest as provided in each such note, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof (the FNBB Note, the Wellsford Note and each of the notes described in this subparagraph
(c) is hereinafter referred to collectively as the "Note").

In addition, Guarantor agrees to fully and promptly pay and perform all obligations of Guarantor to Lender under the terms this Guaranty, together with any replacements, supplements, renewals, modifications, consolidations,
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restatements and extensions thereof.

The Note, the Security Documents, the Credit Agreement and said other agreements, documents and instruments, are hereinafter collectively referred to as the "Loan Documents" and individually referred to as a "Loan Document". All terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

     I. Agreement to Pay and Perform; Costs of Collection. Subject to the terms of Paragraph 26, below, Guarantor does hereby agree that, subject to the terms of Paragraph 25, below, if the Note is not paid by Borrower in accordance with its terms, or if any and all other obligations of Borrower to Lender under the Note are not performed by Borrower in accordance with their terms, Guarantor will immediately make such payments and perform such obligations. In addition, Guarantor agrees to pay and perform on demand or within any longer period expressly permitted hereunder each and every obligation, duty or liability of Guarantor under this Guaranty. Guarantor further agrees to pay Lender on demand all reasonable costs and expenses (including court costs and reasonable attorneys' fees and disbursements) paid or incurred by Lender in endeavoring to collect the indebtedness guaranteed hereby or the obligations of Guarantor hereunder, to enforce any of the other obligations of Borrower guaranteed hereby or the obligations of Guarantor hereunder, or any portion thereof, or to enforce this Guaranty, and until paid to Lender, such sums shall bear interest at the default rate set forth in the Credit Agreement unless collection from Guarantor of interest at such rate would be contrary to applicable law, in which event such sums shall bear interest at the highest rate which may be collected from Guarantor under applicable law.

     II. Reinstatement of Refunded Payments. If, for any reason, any payment to Lender of any of the obligations guaranteed hereunder is required to be refunded by Lender to Borrower, or paid or turned over by Lender to any other person, including, without limitation, by reason of the operation of bankruptcy, reorganization, receivership or insolvency laws or similar laws of general application relating to creditors' rights and remedies now or hereafter enacted, Guarantor agrees to pay the amount so required to be refunded, paid or turned over (the "Turnover Payment"), the obligations of Guarantor shall not be treated as having been discharged by the original payment to Lender giving rise to the Turnover Payment, and this Guaranty shall be treated as having remained in full force and effect for any such Turnover Payment so made by Lender, as well as for any amounts not theretofore paid to Lender on account of such obligations.

     III. Rights of Lender to Deal with Collateral, Borrower and Other Persons. Guarantor hereby consents and agrees that Lender may at any time, and from time to time, without thereby releasing Guarantor from any liability hereunder and without notice to or further consent from Guarantor, either with or without consideration: release or surrender any lien or other security of any kind or nature whatsoever held by it or by any person, firm or corporation on its behalf or for its account, securing any indebtedness or liability hereby guaranteed; substitute for any collateral so held by it, other collateral of like kind, or of any kind; modify the terms of the Note or the Loan Documents; extend or renew the Note for any period; grant releases, compromises and indulgences with respect to the Note or the Loan Documents and to any persons or entities now or hereafter liable thereunder or hereunder; release any other Guarantor, Additional Pledgor, surety, endorser or accommodation party of the Note, the Security Documents or any other Loan Documents; or take or fail to take any action of any type whatsoever. No such action which Lender shall take or fail to take in connection with the Note or the Loan Documents, or any of
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them, or any security for the payment of the indebtedness of Borrower to Lender or for the performance of any obligations or undertakings of Borrower, nor any course of dealing with Borrower or any other person, shall release Guarantor's obligations hereunder, affect this Guaranty in any way or afford Guarantor any recourse against Lender. The provisions of this Guaranty shall extend and be applicable to all replacements, supplements, renewals, amendments, extensions, consolidations, restatements and modifications of the Note and the Loan Documents, and any and all references herein to the Note and the Loan Documents shall be deemed to include any such replacements, supplements, renewals, extensions, amendments, consolidations, restatements or modifications thereof.

     IV. No Contest with Lender; Subordination. So long as any obligation hereby guaranteed remains unpaid or undischarged, Guarantor will not, by paying any sum recoverable hereunder (whether or not demanded by Lender) or by any means or on any other ground, claim any set-off or counterclaim against Borrower in respect of any liability of Guarantor to Borrower or, in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with Lender in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Borrower or the benefit of any other security for any obligation hereby guaranteed which, now or hereafter, Lender may hold or in which it may have any share. Guarantor hereby expressly waives any right of contribution from or indemnity against Borrower, whether at law or in equity, arising from any payments made by Guarantor pursuant to the terms of this Guaranty, and Guarantor acknowledges that Guarantor has no right whatsoever to proceed against Borrower for reimbursement of any such payments. In connection with the foregoing, Guarantor expressly waives any and all rights of subrogation to Lender against Borrower, and Guarantor hereby waives any rights to enforce any remedy which Lender may have against Borrower and any rights to participate in any collateral for Borrower's obligations under the Loan Documents. Guarantor hereby subordinates any and all indebtedness of Borrower or any Additional Pledgor now or hereafter owed to Guarantor to all indebtedness of Borrower to Lender and all obligations of such Additional Pledgor to Lender, and agrees with Lender that (a) Guarantor shall not demand or accept any payment from Borrower or any Additional Pledgor on account of such indebtedness, (b) Guarantor shall not claim any offset or other reduction of Guarantor's obligations hereunder because of any such indebtedness, and (c) Guarantor shall not take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents because of any such indebtedness; provided, however, that, if Lender so requests, such indebtedness shall be collected, enforced and received by Guarantor as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower and the obligations of such Additional Pledgors to Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty except to the extent the principal amount of such outstanding indebtedness shall have been reduced by such payment.

     V. Waiver of Defenses. Guarantor hereby agrees that its obligations hereunder shall not be affected or impaired by, and hereby waives and agrees not to assert or take advantage of any defense based on:

            A. any statute of limitations in any action hereunder or for the collection of the Note or for the payment or performance of any obligation hereby guaranteed;

            B. the incapacity or lack of authority of Borrower or any other person or entity, the death or disability of Borrower or Guarantor or any other person or entity, or the failure of Lender to file or enforce a claim against
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the estate (either in administration, bankruptcy or in any other proceeding) of
Borrower or Guarantor or any other person or entity;

            C. the dissolution or termination of existence of Borrower or any other Person;

            D. the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower or any other Person;

            E. the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting Borrower, Guarantor, Property Owner or any Additional Pledgor, or any of Borrower's, Guarantor's, Property Owner's or any Additional Pledgors' properties or assets;

            F. the damage, destruction, condemnation, foreclosure or surrender of all or any part of the Mortgaged Property, the Building or any other Collateral;

            G. the failure of Lender to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or nonaction on the part of any other person whomsoever in connection with any obligation hereby guaranteed;

            H. any failure or delay of Lender to commence an action against Borrower or any other Person, to assert or enforce any remedies against Borrower under the Note or the Loan Documents, or to realize upon any security;

            I. any failure of any duty on the part of Lender to disclose to Guarantor any facts it may now or hereafter know regarding Borrower, the Property Owner or any other Person, or the Mortgaged Property or the property encumbered by the Security Documents, whether such facts materially increase the risk to Guarantor or not;

            J. failure to accept or give notice of acceptance of this Guaranty by Lender;

            K. failure to make or give notice of presentment and demand for payment of any of the indebtedness or performance of any of the obligations hereby guaranteed;

            L. failure to make or give protest and notice of dishonor or of default to Guarantor or to any other party with respect to the indebtedness or performance of obligations hereby guaranteed;

            M. any and all other notices whatsoever to which Guarantor might otherwise be entitled;

            N. any lack of diligence by Lender in collection, protection or realization upon any collateral securing the payment of the indebtedness or performance of obligations hereby guaranteed;

            O. the invalidity or unenforceability of the Note or any of the Loan Documents;

            P.   the compromise, settlement, release or termination of any or
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all of the obligations of Borrower under the Note or the Loan Documents;

            Q. any transfer by Borrower or any other Person of all or any part of the security encumbered by the Loan Documents;

            R. the failure of Lender to perfect any security or to extend or renew the perfection of any security; or

            S. to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Guarantor might otherwise be entitled, it being the intention that the obligations of Guarantor hereunder are absolute, unconditional (subject to the terms of Paragraph 25, below) and irrevocable.

     VI. Guaranty of Payment and Performance and Not of Collection. This is a Guaranty of payment and performance and not of collection. Subject to the terms of Paragraph 25, below, the liability of Guarantor under this Guaranty shall be primary, direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other person, nor against securities or liens available to Lender, its successors, successors in title, endorsees or assigns. Guarantor hereby waives any right to require that an action be brought against Borrower or any other person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Lender in favor of Borrower or any other person.

     VII. Rights and Remedies of Lender. In the event of a default under the Note or the Loan Documents, or any of them, Lender shall have the right to enforce its rights, powers and remedies thereunder or hereunder or under any other agreement, document or instrument now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Note or secured by the Loan Documents, in any order, and all rights, powers and remedies available to Lender in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. Accordingly, Guarantor hereby authorizes and empowers Lender upon the occurrence of any event of default under the Note or the Loan Documents, at its sole discretion, and without notice to Guarantor, to exercise any right or remedy which Lender may have, including, but not limited to, judicial foreclosure, exercise of rights of power of sale, acceptance of an assignment in lieu of foreclosure, appointment of a receiver, exercise of remedies against personal property, or enforcement of any assignment of leases, as to any security, whether real, personal or intangible. At any public or private sale of any security or collateral for any indebtedness or any part thereof guaranteed hereby, whether by foreclosure or otherwise, Lender may, in its discretion, purchase all or any part of such security or collateral so sold or offered for sale for its own account and may apply against the amount bid therefor all or any part of the balance due it pursuant to the terms of the Note or Security Documents or any other Loan Document without prejudice to Lender's remedies hereunder against Guarantor for deficiencies. If the indebtedness guaranteed hereby is partially paid by reason of the election of Lender to pursue any of the remedies available to Lender, or if such indebtedness is otherwise partially paid, this Guaranty shall nevertheless remain in full force and effect, and Guarantor shall remain liable for the entire balance of the indebtedness guaranteed hereby even though any rights which Guarantor may have against Borrower may be destroyed or diminished by the exercise of any such remedy.

     VIII. Application of Payments. Guarantor hereby authorizes Lender, without notice to Guarantor, to apply all payments and credits received from
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Borrower or from Guarantor or realized from any security in such manner and in such priority as set forth in the Credit Agreement.

     IX. Business Failure, Bankruptcy or Insolvency. In the event of the business failure of Guarantor or if there shall be pending any bankruptcy or insolvency case or proceeding with respect to Guarantor under federal bankruptcy law or any other applicable law or in connection with the insolvency of Guarantor, or if a liquidator, receiver, or trustee shall have been appointed for Guarantor or Guarantor's properties or assets, Lender may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of Lender allowed in any proceedings relative to Guarantor, or any of Guarantor's properties or assets, and, irrespective of whether the indebtedness or other obligations of Borrower guaranteed hereby or the obligations of Guarantor hereunder shall then be due and payable, by declaration or otherwise, Lender shall be entitled and empowered to file and prove a claim for the whole amount of any sums or sums owing with respect to the indebtedness or other obligations of Borrower guaranteed hereby or the obligations of Guarantor hereunder, and to collect and receive any moneys or other property payable or deliverable on any such claim. Guarantor covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Guarantor shall not seek a supplemental stay or otherwise pursuant to Section 105 of the Bankruptcy Code or any other provision of the Bankruptcy Code, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against Guarantor by virtue of this Guaranty or otherwise.


     X. Financial Statements and Other Information. Guarantor hereby represents and warrants to Lender that all financial statements heretofore delivered by Guarantor to Lender are true and correct in all material respects, have been prepared in accordance with tax basis accounting principles consistently applied, and fairly present the financial condition of Guarantor as of the date thereof; that no material adverse change has occurred in the assets, or financial condition of Guarantor reflected therein since the date thereof; and that Guarantor has no liabilities or known contingent liabilities which are not reflected in such financial statements or referred to in the notes thereto other than Guarantor's obligations under this Guaranty.
Guarantor hereby agrees that until all indebtedness guaranteed hereby has been completely repaid and all obligations and undertakings of Borrower under, by reason of, or pursuant to the Note and the Loan Documents and Guarantor hereunder have been completely performed, Guarantor will deliver to Lender:

            A. as soon as practicable and in any event with 90 days after the end of each calendar year, the balance sheet of Guarantor as at the end of such year, prepared and certified in the same manner as the financial statement of Guarantor delivered to Lender prior to the date hereof, by David Berdon & Co., LLP or by other independent certified public accountants satisfactory to Lender as fairly presenting Guarantor's financial condition as of the end of such year;

            B. contemporaneously with the delivery of the financial statements referred to in clause (a) above, a statement of all contingent liabilities of Guarantor which are not reflected in such financial statements or referred to in the notes thereto (including, without limitation, all guarantees, endorsements and other contingent obligations in respect of indebtedness of others, and obligations to reimburse the issuer in respect of
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any letters of credit), all in reasonable detail and certified by Guarantor;

            C. as soon as practicable, but in any event not later than 90 days after the end of each fiscal year of Apple Bank, a New York state chartered savings bank (hereinafter referred to as "Apple Bank"), the audited balance sheet of Apple Bank at the end of such year, and the related audited statements of income, changes in capital and cash flows for such year, prepared in the same manner as the audited statements of Apple Bank delivered to Lender prior to the date hereof, and accompanied by an auditor's report prepared without qualification by Coopers & Lybrand or by another "Big Six" accounting firm;

            D. copies of any notices, agreements or other information which is also publicly available, concerning any change in the status or circumstances involving the operation of Apple Bank from or involving regulatory authorities having jurisdiction over Apple Bank;

            E. upon the reasonable request of Lender, copies of the federal income tax returns of Guarantor;

            F. promptly upon becoming aware thereof, written notice from Guarantor of any event or condition which might have a material adverse effect on the assets, condition (financial or otherwise) or prospects of Guarantor or the ability of Guarantor to perform under this Guaranty (including but not limited to, litigation commenced or threatened in writing against Guarantor, judgments rendered against Guarantor, liens filed against any of Guarantor's property, defaults claimed under indebtedness for borrowed money for which Guarantor is primarily or secondarily liable, or bankruptcy, insolvency or trustee or receivership proceedings commenced against Guarantor), such notice to specify the nature and the period of existence of such event or condition, the anticipated effect thereof, and what action Guarantor is taking or proposes to take with respect thereto; and

            G. with reasonable promptness, such other information respecting the assets, liabilities and financial condition of Guarantor or Apple Bank as Lender may from time to time reasonably request. Without limiting the foregoing, Lender may reasonably require that Guarantor deliver to Lender financial information concerning Apple Bank on a more frequent basis, including without limitation the delivery of unaudited quarterly financial statements.

Guarantor will permit any officer designated by Lender, at Guarantor's expense, to visit and inspect any of Guarantor's properties, to examine Guarantor's records (and to make copies thereof and extracts therefrom), and to discuss the affairs and finances of Guarantor with Guarantor, all at such reasonable times and intervals as Lender may reasonably request. The financial statements and other reports and information delivered by Guarantor to Lender hereunder will be treated as confidential by each Lender, and each assignee and participant hereunder and each potential assignee or participant hereunder, and such parties for themselves agree not to disclose such information to any Person, provided that such information may be disclosed to any of the following in connection with their participation in the transactions contemplated by the Loan Documents: directors, officers, employees, representatives, legal counsel, accountants and prospective investors of any of such Persons, it being understood that such Persons shall be informed of the confidential nature of such information and shall agree to treat such information confidentially. Notwithstanding the foregoing, such Persons shall be permitted to disclose such information (a) to the extent required by law, (b) to the extent such confidential information becomes publicly available other than as a result of
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the breach of this Agreement, (c) to the extent such information becomes available to any of such Persons on a non-confidential basis, or (d) to the extent necessary to enforce the Loan Documents (provided that Lender shall use reasonable efforts to cause such reports and information to remain confidential).

     XI. Covenants of Guarantor. Guarantor hereby covenants and agrees with Lender that until all indebtedness guaranteed hereby has been completely repaid and all obligations and undertakings of Borrower under, by reason of, or pursuant to the Note and the Loan Documents and Guarantor hereunder have been completely performed:

            A. Guarantor will at all times maintain a net worth of at least $160,000,000.00 (determined in accordance with tax basis accounting principles, except as otherwise provided herein with respect to the stock of Apple Bank, Guarantor's interest in the Mortgaged Property and any "Replacement Assets (as hereinafter defined)). For the purposes hereof, the issued and outstanding shares of all classes of stock of Apple Bank owned by Guarantor shall be valued at one hundred percent (100%) of the net book value of Apple Bank, determined in accordance with generally accepted accounting principles. In addition, the value of the Mortgaged Property shall be the MAI appraised value of the Mortgaged Property, determined on a fair value basis, initially as set forth in the appraisal of the Mortgaged Property as of July 1, 1996 prepared by Landauer Real Estate Counselors or any subsequent appraisal obtained by Guarantor or Agent that is performed by an independent appraiser reasonably approved by the Agent who is not an employee of the Property Owner, the Borrower, the Additional Pledgors, Guarantor, the Agent or a Bank and which appraisal shall be performed in accordance with regulatory laws and policies (both regulatory and internal) applicable to the Agent.

            B. Except as otherwise provided in Paragraph 11(h), below, Guarantor will at all times own not less than fifty-one percent (51%) of the issued and outstanding shares of all classes of stock of Apple Bank (hereinafter referred to as the "Protected Apple Stock"), and shall through the ownership of the Protected Apple Stock have the right to elect a majority of the board of directors of Apple Bank and the right, subject to regulatory policies, to direct or cause the direction of the management and policies of Apple Bank.

            C. Except as otherwise provided in Paragraph 11(h), below, Guarantor will not create or incur or suffer to be created or incurred or to exist any lien, security title, encumbrance, mortgage, pledge, negative pledge (other than pursuant to this Guaranty), charge, restriction (including, without limitation, any restriction concerning transfers or the exercise of voting rights) or other security interest of any kind (hereinafter referred to collectively as a "Lien") upon the Protected Apple Stock or any dividends, return of capital or other proceeds therefrom. For the purposes hereof, a Lien on any of the Apple Stock shall be considered to be a Lien on the Protected Apple Stock. Guarantor shall not enter into any agreement, instrument or transaction which has or may have the effect of prohibiting or limiting Guarantor's ability to pledge the Protected Apple Stock to Agent as security for the obligations of Guarantor under this Guaranty. Guarantor shall take such actions as are necessary to preserve the right and ability of Guarantor to pledge the Protected Apple Stock as security for the obligations of Guarantor hereunder without any such pledge after the date hereof causing or permitting the acceleration (after the giving of notice or the passage of time, or otherwise) of other indebtedness of the Guarantor. Guarantor shall, upon demand, provide to the Agent such evidence as the Agent may reasonably require to evidence compliance with this paragraph 11(c), which evidence shall include, without limitation, copies of any agreements or instruments which would in any way restrict or limit the Guarantor's ability to pledge the Protected Apple Stock as security for the obligations of Guarantor hereunder, or which provide for the occurrence of a default (after the giving of notice or the passage of time, or otherwise) if assets are pledged in the future as security for the obligations of Guarantor hereunder.

            D. Except as permitted herein, Guarantor will not permit any material change to occur in the nature, composition or allocation of the assets of Guarantor from those shown on the financial statement of Guarantor dated as of December 31, 1995 and delivered to Lender prior to the date hereof. Guarantor shall be permitted to transfer or encumber its assets other than the Protected Apple Stock or the "Replacement Assets" (as hereinafter defined), as applicable, provided that (i) Guarantor receives fair consideration in exchange for such transfer or encumbrance, and (ii) Guarantor is and would be following such transfer or encumbrance in compliance with the terms of this Paragraph 11; provided further that Guarantor shall be permitted to take such actions with respect to the Protected Apple Stock or any Replacement Assets upon compliance by Guarantor with the terms of Paragraph 11(h), below.

            E. Guarantor will not at any time permit the value of the Protected Apple Stock to be less than $100,000,000.00; provided, however, that in the event that the value of the Protected Apple Stock shall be less than $100,000,000.00, Guarantor may cure such failure within thirty (30) days of the occurrence of such failure by complying with the terms of Paragraph 11(h) below with respect to Replacement Assets such that the sum of the value of the Protected Apple Stock and such Replacement Assets exceeds $100,000,000.00.

            F. In the event that Guarantor shall violate any of the covenants in Paragraphs 11(a), (b), (c), (d), (e) or (h) of this Guaranty, then provided such violation is not cured within any applicable period of notice and cure provided in Paragraph 11(i), below, Guarantor shall execute and deliver to Agent within ten (10) days of written demand a pledge of the Protected Apple Stock, Replacement Assets or such other collateral proposed by Guarantor and acceptable to the Agent in its sole discretion having a value as determined by Agent of not less than $100,000,000.00. The form of such pledge agreement shall be in the form of the Pledge Agreement (with such modifications as the Agent may require thereto to reflect the nature of the assets so pledged), with such other changes thereto as the Agent may reasonably require. In connection therewith, Guarantor shall deliver to Agent possession of the Protected Apple Stock together with such endorsements and stock powers as the Agent may reasonably require, U.C.C. financing statements, legal opinions and such other matters in connection with such pledge as the Agent may reasonably require (consistent with those matters required to be delivered by the Borrower and the Additional Pledgors to the Agent in connection with the initial closing of the transactions contemplated by the Loan Documents). Pursuant to such pledge agreement, Guarantor shall be required at all times to maintain the value (as determined pursuant hereto) of such collateral at not less than $100,000,000.00.

            G. Guarantor will not make or permit to be made, by voluntary or involuntary means, any transfer or encumbrance of its interest in Borrower or any Additional Pledgor, or any dilution of its interest in Borrower or any Additional Pledgor.

            H. (i) Notwithstanding the terms of Paragraph 11(b) or 11(c), above, in the event that Guarantor desires to take any action otherwise
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prohibited by such subparagraph, Guarantor shall deliver to the Agent prior written notice thereof describing generally the actions proposed to be taken by Guarantor, and a description of the assets that Guarantor proposes to substitute in lieu of the Protected Apple Stock for the purposes of this Guaranty (the "Replacement Assets"). Any Replacement Assets shall be liquid assets with a readily ascertainable market value, shall satisfy the requirements of Paragraph 11(c), shall represent a controlling interest as provided in Paragraph 11(b) in the event that such assets represent a portion of an interest in an asset or other investment in which Guarantor shall retain an interest if prior to such designation Guarantor had a controlling interest, and shall otherwise be reasonably acceptable to the Agent. In the event that Guarantor desires to utilize any Replacement Assets, Guarantor shall deliver to Agent together with such request an appraisal of such Replacement Assets prepared by an appraiser meeting the requirements of and in the manner described in Paragraph 11(a), provided that such appraisal shall in determining the value of such Replacement Assets discount the value thereof as a result of any matters adversely affecting such Replacement Assets, including, without limitation, any restrictions thereon or any lack of control Agent might experience in the event it was the owner of such Replacement Assets. In the event that Guarantor complies with each of the foregoing requirements and such Replacement Assets are approved by the Agent, as evidenced by a written notice from Agent to Guarantor, Guarantor shall be permitted to take the proposed action with respect to the Protected Apple Stock or the previously approved Replacement Asset, as applicable, and the Protected Apple Stock or such previously approved Replacement Asset shall no longer be subject to the restrictions of this Paragraph 11.

                 (ii) After any such replacement pursuant to Paragraph 11(h)(i), all covenants and restrictions in this Paragraph 11 applicable to the Protected Apple Stock shall apply to the Replacement Assets; provided that the value of such Replacement Assets shall be determined by an annual appraisal performed in the manner provided above or such other manner reasonably acceptable to the Agent.

            I. Notwithstanding the terms of Paragraph 11(f), Guarantor shall be permitted the following periods of notice and cure with respect to the following provisions of Subparagraphs 11(a), (c), (d) and (h) (ii) as follows:

                 1. In the event that any Lien shall be created or incurred or suffered to be created or incurred with respect to the Apple Stock or any dividends, return of capital or other proceeds therefrom which individually or in the aggregate involves amounts of less than $20,000,000.00, Guarantor shall not be required to execute the pledge contemplated by Paragraph 11(f) in the event that such Lien is removed (by payment or bonding) no later than the earlier to occur of (A) the date which is one (1) year after the filing of the same or (B) in any event prior to the date which is five (5) days after the Guarantor receives notice of commencement of proceedings to foreclose any such Lien; and with respect to any such Lien against any of the Apple Stock individually or in the aggregate involves amounts equal to or greater than $20,000,000.00 but less than $50,000,000.00, the Guarantor shall cause the same to be removed (by payment or bonding) within five (5) days of the first to occur of
     (A) receipt of written notice from the Agent, or (B) receipt of actual notice of the filing of such Lien; and provided further that with respect to any Lien involving individually or in the aggregate amounts in excess of $50,000,000.00, no cure period shall be allowed.

                 2. With respect to the failure by the Guarantor to comply with the terms of Paragraph 11(d)(i) or 11(h)(ii), the Guarantor shall not be required to execute the pledge contemplated by Paragraph 11(f) in the event such failure shall be cured within five (5) days of receipt of notice of such failure from the Agent.

     XII. Security and Rights of Set-off. Guarantor hereby grants to Lender, as security for the full and prompt payment and performance of Guarantor's obligations hereunder, a continuing lien on and security interest in any and all securities or other property belonging to Guarantor now or hereafter held by Lender and in any and all deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of Lender where the deposits are held) now or hereafter held by Lender and other sums credited by or due from Lender to Guarantor or subject to withdrawal by Guarantor; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, during the continuance of any event of default under the Note or the Loan Documents, Lender may at any time and without notice to Guarantor set-off and apply the whole or any portion or portions of any or all such deposits and other sums against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom. Any security now or hereafter held by or for Guarantor and provided by Borrower, any Additional Pledgor or by anyone on Borrower's behalf, in respect of liabilities of Guarantor hereunder shall be held in trust for Lender as security for the liabilities of Guarantor hereunder.

     XIII. Changes in Writing; No Revocation. This Guaranty may not be changed orally, and no obligation of Guarantor can be released or waived by Lender except by a writing signed by a duly authorized officer of Lender. This Guaranty shall be irrevocable by Guarantor until all indebtedness guaranteed hereby, has been completely repaid and all obligations and undertakings of Borrower under, by reason of, or pursuant to the Note and the Loan Documents and of Guarantor under this Guaranty have been completely performed.

     XIV. Notices. All notices, demands or requests provided for or permitted to be given pursuant to this Guaranty (hereinafter in this paragraph referred to as "Notice") must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing the same in the United States Mail, postpaid and registered or certified, return receipt requested, at the addresses set forth below. Each Notice shall be effective upon being delivered personally or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to any such Notice must be given or any action taken with respect thereto, however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier or, if so deposited in the United States Mail, the earlier of three (3) business days following such deposit and the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, Guarantor or Lender shall have the right from time to time and at any time during the term of this Guaranty to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America. For the purposes of this
Guaranty:

     The Address of Lender is:

            The First National Bank of Boston

            100 Federal Street
            Boston, Massachusetts 02110
            Attn: Real Estate Division

     with a copy to:

            The First National Bank of Boston
            115 Perimeter Center Place, N.E.
            Suite 500
            Atlanta, Georgia 30346
            Attn: Mark E. Basham

     The Address of Guarantor is:

            Stanley Stahl
            c/o Stahl Real Estate Company
            277 Park Avenue
            New York, New York 10172

     XV. Governing Law. Guarantor acknowledges and agrees that this Guaranty and the obligations of Guarantor hereunder shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

     XVI. CONSENT TO JURISDICTION; WAIVERS. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY, AND (II) TO OBJECT TO JURISDICTION WITHIN THE STATE OF NEW YORK OR VENUE IN ANY PARTICULAR FORUM WITHIN THE STATE OF NEW YORK. GUARANTOR AGREES THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GUARANTOR AT THE ADDRESS SET FORTH IN PARAGRAPH 14 ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST GUARANTOR PERSONALLY, AND AGAINST ANY PROPERTY OF GUARANTOR, WITHIN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF GUARANTOR AND LENDER HEREUNDER OR OF THE SUBMISSION HEREIN MADE BY GUARANTOR TO PERSONAL JURISDICTION WITHIN THE STATE OF NEW YORK.

     XVII. Successors and Assigns. The provisions of this Guaranty shall be binding upon Guarantor and its heirs, successors, successors in title, legal representatives, executors, estate and assigns, and shall inure to the benefit of Lender, its successors, successors in title, legal representatives and assigns.

     XVIII. Assignment by Lender. This Guaranty is assignable by Lender in whole or in part in conjunction with any assignment of the Note or portions thereof, and any assignment hereof or any transfer or assignment of the Note or portions thereof by Lender shall operate to vest in any such assignee the rights and powers, in whole or in part, as appropriate, herein conferred upon and granted to Lender.

     XIX. Severability. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

     XX. Disclosure. Guarantor agrees that in addition to disclosures made in accordance with standard banking practices, any Lender may disclose information obtained by such Lender pursuant to this Guaranty to assignees or participants and potential assignees or participants hereunder, subject to the terms of Paragraph 10.

     XXI. No Unwritten Agreements. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     XXII. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Guarantor under this Guaranty.

     XXIII. Ratification. Guarantor does hereby restate, reaffirm and ratify each and every warranty and representation regarding Guarantor set forth in the Credit Agreement as if the same were more fully set forth herein.

     XXIV.  [Intentionally Omitted].

     XXV.   Triggering Event.

            A. LENDER ACKNOWLEDGES AND AGREES THAT, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS GUARANTY, THE PAYMENT AND PERFORMANCE BY GUARANTOR OF ITS OBLIGATIONS UNDER THIS GUARANTY SHALL BE DUE ONLY IN THE EVENT THAT ONE OR MORE "TRIGGERING EVENTS" (AS THAT TERM IS HEREINAFTER DEFINED) SHALL OCCUR AND, WITH RESPECT TO THE ITEMS DESCRIBED IN CLAUSES (iv) THROUGH
(xxx), ANY OF THE EVENTS DESCRIBED THEREIN IS NOT CURED WITHIN FIVE (5) DAYS AFTER RECEIPT BY GUARANTOR OF WRITTEN NOTICE FROM AGENT OF THE OCCURRENCE OF ANY SUCH EVENT (PROVIDED, HOWEVER, THAT SUCH CURE BY GUARANTOR SHALL NOT BE DEEMED A CURE OF ANY EVENT OF DEFAULT).

            B. For the purposes of this Guaranty, the term "Triggering Event" shall mean the occurrence of any one or more of the following events:

            1. Any of the Guarantor, the Borrower, the Managing Member, the Property Owner or the Additional Pledgors shall file any voluntary petition under any Chapter of the Bankruptcy Code, or shall in any manner seek any relief, protection, reorganization, liquidation, dissolution or similar relief for debtors under any local, state, federal or other insolvency laws or other laws providing for the relief of debtors, or in equity, or directly or indirectly cause any of the other of such Persons to file any such petition or to seek any such relief; or

            2. Any of the Guarantor, the Borrower, the Managing Member, the Property Owner or the Additional Pledgors (A) shall file, or, directly or indirectly, cause to be filed, any involuntary petition under any Chapter of the Bankruptcy Code against any of such Persons, whether or not any of such Persons joins in such petition, or (B) shall, directly or indirectly, cause any of such Persons to become the subject of any dissolution, liquidation or insolvency proceeding or any other proceeding pursuant to any local, state, federal or other insolvency laws or other laws providing for the relief of debtors, or in equity;

            3. Any of the Guarantor, the Borrower, the Managing Member, the Property Owner or any Additional Pledgor shall, directly or indirectly, cause the Mortgaged Property or the Collateral, or any portion thereof or interest therein, or any interest of such Persons in the Mortgaged Property or the Collateral, to become the property of any bankruptcy, dissolution, liquidation or insolvency proceeding; or

            4. Guarantor, the Borrower, the Managing Member, the Property Owner or the Additional Pledgors, or any of them, shall take any action of any kind or nature whatsoever, either directly or indirectly, to oppose, impede, obstruct, hinder, frustrate, enjoin or otherwise interfere with the exercise by Lender of any of Lender's rights and remedies with respect to the Loan or any of the Loan Documents, or at law or in equity, or shall, either directly or indirectly, cause any other person to take any action which, if taken by Guarantor, the Borrower, the Managing Member, the Property Owner or any Additional Pledgor, would constitute a Triggering Event; or

            5. The Borrower shall fail to pay all of the outstanding Loans, together with any and all accrued but unpaid interest thereon and any prepayment fees, if at any time the outstanding principal amount of the Mortgage Loan is prepaid in full (other than as a result of a casualty to or condemnation of the Mortgaged Property or a default by the Property Owner under the Mortgage Loan Documents (other than a willful default by the Property Owner in order to permit a refinancing of the Mortgage
     Loan)). For the purposes hereof, the Mortgage Loan shall be deemed to have been prepaid in the event that (A) the Mortgage is assigned by the holder thereof to a new holder for the purpose of facilitating a refinance of the indebtedness secured thereby, or (B) the Property Owner defeases the Mortgage Loan as permitted by Section 44 of the Mortgage;

            6. The Borrower shall fail to pay all of the outstanding Loans, together with any and all accrued but unpaid interest thereon and any prepayment fees, if at any time there shall occur, whether voluntarily, involuntary or by operation of law, a sale, transfer, assignment, conveyance, option or other disposition of, or any mortgage, hypothecation, encumbrance (relating to a financing or refinancing), financing or refinancing of (A) any assets or properties of the Property Owner, except for the Mortgage Loan, (B) any of the Collateral, (C) any other assets or properties of the Borrower, the Managing Member or the Holding Company Managing Member, (D) any direct or indirect interest of either Borrower or Managing Member in the Property Owner, (E) any direct or indirect interest of Holding Company Managing Member or Guarantor in Holding Company, or (F) any direct or indirect interest of Guarantor in either Borrower, Managing Member or Holding Company Managing Member, except as expressly permitted in the Loan Documents with respect to a Permitted Transfer; or

            7. The failure of the Property Owner to use any amounts released or disbursed to or otherwise made available to the Property Owner from any account or sub- account maintained pursuant to the Mortgage Cash Collateral Agreement in accordance with the terms of the Mortgage Cash Collateral Agreement, to the full extent of any such unpaid amounts; or

            8. The Mortgaged Property shall no longer be used primarily for office use; or

            9. Any of the Borrower, the Managing Member or the Additional Pledgors (other than Guarantor) shall (A) own any encumbered asset other than, as to such Persons other than the Managing Member only, its interest as a direct or indirect member in the Property Owner (which interest shall only be encumbered by liens in favor of the Agent), other than equipment leased by any of such Persons in connection with the operation of the Mortgaged Property in the ordinary course of business, (B) incur any Indebtedness, other than, as to the Borrower only, the Obligations and current liabilities of such Person incurred in the ordinary course of business in connection with normal purchases of goods and services,
     (C) seek the dissolution of winding up in whole or in part, of the Property Owner, the Borrower, the Managing Member or any such Additional Pledgor (or any member, shareholder or affiliate thereof, shall seek any of the foregoing), (D) except as otherwise permitted by the terms of the Loan Documents, enter into any transaction of merger, consolidation or other business combination, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any entity, or (E) except as otherwise permitted by the terms of the Loan Documents, modify or amend any provisions of its operating agreement, certificate of formation, articles of incorporation or bylaws or other organizational or operating documents, as applicable (the "Organizational Agreements"); or

            10. The Property Owner shall seek or obtain additional advances from the holder or holders of the Mortgage Loan Documents (provided that the foregoing shall not be deemed violated in the event that the holder or holders of the Mortgage Loan Documents shall make a protective advance or advances for the payment of taxes, insurance premiums or to protect the Mortgaged Property pursuant to the terms of the Mortgage), or the Property Owner shall modify, amend, terminate, extend or seek a consent or waiver under the Mortgage Loan Documents in any respect without the prior written approval of the Agent (other than a waiver of an "Event of Default" under the Mortgage or other occasional waiver of compliance with a term of any of the Mortgage Loan Documents which waiver is not a waiver of future compliance with such term or tantamount to an amendment of the Mortgage Loan Documents, and which waiver does not have a material adverse affect on Borrower, Lender, Property Owner, the Collateral or the Mortgaged Property; or

            11. Except as expressly permitted in the Loan Documents with respect to a Permitted Transfer, any of Borrower, the Managing Member, the Additional Pledgors or Guarantor shall, directly, indirectly or by operation of law, sell, transfer, assign, dispose of, pledge, convey, option, mortgage, hypothecate or encumber any of the Collateral or, as to Managing Member, any of its interest, rights or claims in and to the Property Owner (including without limitation any right to receive distributions from the Property Owner) (the "Managing Member's Interest"), or there shall occur directly, indirectly or by operation of law, except as expressly permitted in the Loan Documents with respect to a Permitted Transfer, any sale, assignment, transfer, conveyance, disposition, option, mortgage, hypothecation, pledge or other encumbrance of (A) any interest of either Borrower or Managing Member in the Property Owner, (B) any interest of Holding Company Managing Member or Guarantor in Holding Company, or (C) any interest of Guarantor in either Borrower, Managing Member or Holding Company Managing Member; or

            12. Except as expressly permitted by the Loan Documents, any of Borrower, Managing Member, Property Owner or any Additional Pledgor that is not an individual shall modify, amend, cancel, release, surrender, terminate or permit the modification, amendment, cancellation, release, surrender or termination of its respective Organizational Agreements, or dissolve, liquidate or permit the dissolution, liquidation or expiration of the Property Owner, the Borrower, the Managing Member, any Additional Pledgor that is not an individual or the respective Organizational Agreements or seek the partition of any of the assets of any of such Persons; provided, however, that the foregoing shall not apply to any "Minor Modification" (as such term is defined in the respective Assignments of Member's Interest and Pledge Agreements) for which the consent of the Agent was not obtained; or

            13. Any of the Borrower, the Managing Member or any of the Additional Pledgors shall, except as expressly permitted by the Loan Documents with respect to a Permitted Transfer, take any action which results in the sale, reduction, cancellation, dilution, diminution, conversion or withdrawal of any direct or indirect interest of such Person in the Property Owner, the Managing Member, the Borrower or Holding Company Managing Member, as applicable, or omit to take any action necessary to prevent any such sale, cancellation, reduction, dilution, diminution, conversion or withdrawal, or, without limiting the foregoing, consent to or permit to occur the admission of any new member of the Property Owner or Holding Company, the admission of any new shareholder of Managing Member, Co-Managing Member or Holding Company Managing Member, the creation of any new class of interest in the Property Owner, the Borrower, the Managing Member or any Additional Pledgor that is not an individual, or the issuance, directly or indirectly, of any additional shares or classes of stock in the Managing Member, the Co- Managing Member or Holding Company Managing Member or any other equity interest in the Property Owner, the Borrower, the Managing Member or any Additional Pledgor that is not an individual; or

            14. Guarantor, the Borrower, the Managing Member or the Additional Pledgors shall breach any of their respective representations, covenants or agreements contained in Sections 8.2, 8.7, 11.2, 11.4, 11.6 or 11.7 of the Credit Agreement (it being understood and agreed that breach of the representations, covenants and agreements contained in Sections 11.2, 11.4, 11.6 and 11.7 shall only constitute a Triggering Event in the event that such breach occurs after the commencement of any proceeding described therein that is commenced involuntarily against such Person (and is not otherwise violative of Paragraph 25(b)(ii), above), and the same is not dismissed within 120 days following the commencement thereof), or Paragraph 11 of the Guaranty (other than a failure to comply with the terms of Paragraph 11(a) of this Guaranty but only in the event that Guarantor complies with the terms of Paragraph 11(f) of this Guaranty); or

            15. Guarantor, the Borrower or the Additional Pledgors shall breach any of their respective covenants or agreements contained in Paragraphs 6(i), 6(j) or 6(m) of the Assignments of Member's Interest executed by the Borrower, or Paragraphs 6(i), 6(j) or 6(m) of the Assignment of Member's Interest executed by Guarantor and Holding Company Managing Member, or Paragraphs 6(i), 6(j) or 6(m) of the Stock Pledge Agreements, to the full extent of any losses, damages and expenses of Lender on account thereof; or

            16. The Borrower, the Managing Member, the Guarantor or the Additional Pledgors shall fail to pay to Lender proceeds paid to the Property Owner, the Borrower, the Managing Member, the Guarantors or the

     Additional Pledgors under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Mortgaged Property or the Collateral, which, under the terms of the Loan Documents, should have been delivered to Lender, or the Property Owner shall fail to use any such proceeds to repair, replace or restore the Mortgaged Property in the manner provided in the Mortgage, to the full extent of any losses, damages and expenses of Lender on account thereof; or

            17. The Borrower, the Managing Member, the Guarantor or the other Additional Pledgors shall fail to pay to Lender proceeds or awards paid to the Property Owner, the Borrower, the Managing Member, the Guarantor or the Additional Pledgors resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Mortgaged Property or the Collateral, which, under the terms of the Loan Documents, should have been delivered to Lender, or the Property Owner shall fail to use such proceeds or award to repair, replace or restore the Mortgaged Property in the manner provided in the Mortgage, to the full extent of any losses, damages and expenses of Lender on account thereof; or

            18. The Borrower, the Guarantor or the other Additional Pledgors shall fail to pay directly to Lender any "Distributions" (as such term is defined in the respective Assignments of Member's Interest and the Pledge Agreement) other than those Distributions that may be paid to such Persons pursuant to the Cash Collateral Agreement, to the full extent of any losses, damages and expenses of Lender on account thereof; or

            19. The Borrower, the Managing Member, the Property Owner, any Additional Pledgor or any other Person acting as property manager or the equivalent on behalf of any of them that controls, is controlled by or under common control with any of such Persons shall fail to deposit all rents, issues, profits, revenues and other amounts required to be deposited with the Mortgagee pursuant to the Mortgage Cash Collateral Agreement, or shall take any action of any kind or nature whatsoever, either directly or indirectly, to oppose, impede, obstruct, hinder, frustrate, enjoin or otherwise interfere with the payment by Mortgagee of the amounts to be paid by Mortgagee to Agent pursuant to the Mortgage Cash Collateral Agreement, or shall, either directly or indirectly, cause any other Person to take any such action, to the full extent of any losses, damages and expenses of Lender on account thereof; or

            20. Any damage or waste to the Mortgaged Property or any of the Collateral shall occur as a result of the intentional misconduct of the Guarantor, the Borrower, the Property Owner, any Additional Pledgor, or any of their respective members, principals, officers or general partners of any such Persons, or any of the Mortgaged Property or the Collateral shall be removed in violation of the terms of the Loan Documents or the Mortgage Loan Documents, to the full extent of any losses, damages and expenses of Lender on account thereof; or

            21. The failure of the Borrower, the Managing Member, the Guarantor or any of the Additional Pledgors to pay any taxes imposed on such Person or any of the Collateral or the Managing Member's Interest, as applicable, before the same shall become a lien or charge upon any of the Collateral or the Managing Member's Interest, as applicable, subject to such Person's right to contest such taxes pursuant to Section 7.9 of the Credit Agreement, to the full extent of the amount claimed by any such claimant; or

            22. The Property Owner shall fail to pay or bond any mechanic's lien, materialmen's lien or other attachment or other lien against any portion of the Mortgaged Property subject to the right to contest any such lien as provided in Section 7.9 of the Credit Agreement (provided that in the event that such attachment, claim or lien arises from an improvement project that was approved as a part of the Approved Budget, the failure to pay such attachment or lien shall only constitute a Triggering Event in the event that amounts available for the payment of such attachment or lien under the Mortgage Cash Collateral Agreement are not applied to pay such attachment or liens), or there shall remain any judgment against the Property Owner or the Mortgaged Property that is undischarged, unsatisfied or unstayed for more than sixty (60) days (whether or not consecutive) which individually or in the aggregate with other outstanding judgments exceeds $10,000,000.00 (provided that the foregoing shall not apply with respect to any judgments relating to actions which are covered by existing valid insurance policies maintained by the Property Owner and with respect to which the Property Owner has delivered to the Lender the written acknowledgment from such insurer of its responsibility for such claim), provided that with respect to any lien or judgment (including, without limitation, any judgments that individually or in the aggregate are not greater than $10,000,000.00, but excluding any judgment covered by insurance with respect to which the foregoing requirements have been satisfied) the same is removed prior to the first to occur of (A) any foreclosure, levy or other sale pursuant thereto and (B) the date that is 120 days following the filing of the same), in each case to the full extent of any losses, damages and expenses of Lender on account thereof; or

            23. The Borrower, the Managing Member, the Additional Pledgors or the Guarantor shall fail to pay or bond any mechanic's liens, materialmen's liens, attachments or other liens on any portion of the Collateral individually or in the aggregate in excess of $500,000.00 (subject to the right to contest any such lien as provided in Section 7.9 of the Credit Agreement) or there shall remain any judgment against any of such Persons or the Collateral that is undischarged, unsatisfied or unstayed for more than sixty (60) days (whether or not consecutive) which individually or in the aggregate with other outstanding judgments exceed $500,000.00 as to the Borrower, the Managing Member or any Additional Pledgor (other than Guarantor), or $80,000,000.00 as to Guarantor (provided that the foregoing shall not apply with respect to any judgments relating to actions which are covered by existing valid insurance policies maintained by the Borrower or such other Person and with respect to which such Person has delivered to the Lender the written acknowledgment from such insurer of its responsibility for such claim), provided that in any event such lien or judgment (including, without limitation, any judgments that individually or in the aggregate are not greater than the foregoing thresholds, but excluding any judgment covered by insurance with respect to which the foregoing requirements have been satisfied) shall be removed prior to the first to occur of (A) any foreclosure, levy or other sale pursuant thereto and (B) the date that is 120 days following the filing of the same), in each case to the full extent of any losses, damages and expenses of Lender on account thereof; or

            24. Any fraud or material misrepresentation by the Borrower, the Managing Member, the Guarantor, the Property Owner or any Additional Pledgor or any of their respective members, principals, directors, officers, or partners, or any agent, employee or other person authorized or apparently authorized to make statements or representations on behalf of any such Person to the extent of statements or representations made to FNBB and Wellsford on their tour of the Mortgaged Property on or about February 10, 1997, or Richard F. Czaja or Gregg S. Wolpert, to the full extent of any losses, damages and expenses of Lender on account thereof; or

            25. The failure of the Borrower to cause the Property Owner to replace the manager and leasing agent of the Mortgaged Property as provided in Section 10.2(b) of the Credit Agreement, provided that the foregoing shall not be deemed to have been violated in the event that the Property Owner is in good faith pursuing the approval of the Rating Agency of the manager and leasing agent designated by the Agent; or

            26. The failure of the Borrower or any Additional Pledgor to designate Co-Managing Member to become the sole managing member of the Property Owner in accordance with the applicable Organizational Agreements of the Property Owner upon the demand of Agent following the occurrence of an Event of Default;

            27. The existence of any claims, damages, expenses, liabilities or obligations of the Property Owner, the Managing Member, the Borrower or any Additional Pledgor (other than the Guarantor) other than the Property Owner's obligations under the Mortgage Loan Documents (subject to the terms of the Loan Documents) or the Approved Budgets (except as provided in Section 7.15 of the Credit Agreement) the Borrower's or any Additional Pledgor's (other than Guarantor's) obligations under the Loan Documents as a result of the intentional acts of any of such Persons, to the full extent of any losses, damages and expenses of Lender on account thereof; or

            28. Any of the Borrower, any Additional Pledgor, Guarantor or any other Person controlling, controlled by, controlled with or not otherwise free from influence and control by any of the foregoing, shall own or control more than forty-nine percent (49%) of the interests with respect to the Mortgage Loan; or

            29. Lender shall suffer or incur any loss, damage or expense by reason of (i) fee simple title to the Building condominium units designated in the Condominium Declaration as unit lots 1001, 1019 through 1023 and 1026 through 1049 (the "Non-IDA Units") and (ii) the leasehold interest (pursuant to that certain Overlease Agreement dated as of August 1, 1995 between the New York City Industrial Development Agency and the Guarantor, as amended) and reversionary interest in the Building condominium units designated in the Condominium Declaration as unit lots 1002 through 1017 and 1018, 1024 and 1025 (the "IDA Units"), being (x) vested other than in the Property Owner, or (y) with respect to one or more of the Non-IDA Units, fee simple title thereto being vested other than in Property Owner or in the New York City Industrial Development Agency (the "IDA") (provided that concurrently therewith there is a concurrent lease-back of such Non-IDA Unit(s) to the Property Owner and the Property Owner obtains a reversionary interest in such Non-IDA Unit(s)) (other than as a result of a foreclosure by Mortgagee pursuant to the Mortgage) or (z) with respect to one or more of the IDA Units, fee simple title vested in any other Person other than the Property Owner,
     (ii) any defect in or lien or encumbrance on the title of the Property Owner in the aforesaid real property interests as of the date hereof (other than the Permitted Exceptions), (iii) unmarketability of the title of the Property Owner in the aforesaid real property interests as of the date hereof, (iv) or any lack as of the date hereof of a right of access to and from the aforesaid real property interests, or (v) any intentional acts of Property Owner which causes such title to become unmarketable after the date hereof other than any matters which would not constitute a Triggering Event under Paragraph 25(b)(xxii) or (xxvii) hereof, to the full extent of any losses, damages or expenses of Lender on account thereof; or

            30. Any failure of the Property Owner upon the demand of Agent following the occurrence of an Event of Default to deliver to Agent all tenant security deposits (whether in the form of cash, letter of credit or otherwise) and other refundable deposits paid to or held by or on behalf of the Property Owner in connection with leases of any portion of the Mortgaged Property, to the full extent of any losses, damages and expenses of Lender on account thereof.

            C. Notwithstanding the terms of Paragraph 25(b), above, none of the events described in Paragraph 25(b) shall be deemed a Triggering Event if any of such events shall be caused by the Borrower, the Property Owner or any other Additional Pledgor that is not an individual and at the time of the occurrence of such Triggering Event, such Triggering Event shall have occurred solely as a result of the Lender's , the Agent's or its nominee's affirmative action after the Agent or the Lender or their nominee obtains title to the Collateral relating to such entity.

            D. Nothing in this Paragraph 25 shall be deemed to release, diminish or otherwise impair the other obligations of Guarantor under this Guaranty, including without limitation, Guarantor's obligations pursuant to Paragraphs 10 and 11 of this Guaranty. No consent or approval which may be given by the Agent or the Banks pursuant to Section 11.7 of the Credit Agreement shall be deemed to release, diminish or otherwise impair the obligations of Guarantor under this Guaranty or to otherwise affect the determination of whether a Triggering Event has occurred.

            E. For the purposes of this Guaranty, in order to determine any loss, damage or expense of Lender, Lender shall not be required to have sold or otherwise disposed of any of the Collateral, and such determination shall be made regardless of any purported value of the Collateral.

     XXVI. Limitation of Recovery. Without modifying or limiting any provision of this Guaranty or any agreement contained herein, except as Guarantor's liability is otherwise limited as specifically provided in Paragraph 25, above, it is hereby agreed that the amount recoverable from Guarantor under this Guaranty (but not the scope or extent of the liabilities and obligations guaranteed under this Guaranty) shall be limited, except as provided below, to (a) the principal balance of the Notes, (b) interest accrued under the Notes (including without limitation Capitalized Interest), and
(c) all expenses (including, but not limited to, attorneys' fees) paid or incurred by Lender in endeavoring to enforce this Guaranty. In the event of a foreclosure sale of the Collateral, the amount recoverable against Guarantor with respect to any of the Triggering Events, which pursuant to the terms of any subparagraph of Paragraph 25(b) the liability of Guarantor is not specifically limited pursuant to the terms thereof, shall be reduced by an amount equal to the amount paid or, if Agent, the Banks or their nominee is the successful bidder at such foreclosure sale, the fair market value of the Collateral or portion thereof so sold at the time of such foreclosure sale (Guarantor remaining liable at such foreclosure sale for the deficiency up to the extent of any remaining liability of Guarantor hereunder). Notwithstanding anything in this Guaranty to the contrary, Guarantor agrees to pay to Lender any amounts due to Lender, and shall remain fully liable both before and after any such foreclosure sale under, each and every subparagraph of Paragraph 25(b) which pursuant to its terms provides that Guarantor's liability is limited to an amount specified pursuant to such subparagraph as a result of the action described therein (collectively, the "Limited Provisions"); provided, however, that Guarantor's liability with respect to the Limited Provisions shall expire twelve (12) months following the date of any such foreclosure; provided, further, that in the event Lender shall on or before the expiration of such period deliver to Guarantor notice in writing of any claim with respect to a Limited Provision, then Guarantor shall remain liable thereafter with respect to such claim or claims of which Guarantor has been so notified.

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the 25th day of April, 1997.

                                   /s/ Stanley Stahl
                                   ______________________________
                                   STANLEY STAHL

STATE OF ________     )
                      )            SS.
COUNTY OF _______     )

     I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that Stanley Stahl, whose name is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he executed the same freely and voluntarily as his personal act.

     GIVEN under my hand and official seal this ______ day of April, 1997.


                                   ______________________________
                                   Notary Public
[NOTARIAL SEAL]
                                   My Commission Expires:______________

                                   County of Residence:

                                   Notary Public in and for the
                                   State of
                                   ___________________________